Exhibit 5.1

BOSTON     CONNECTICUT     NEW JERSEY     NEW YORK     WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

7 Times Square, New York, NY 10036-7311

T: (212) 297 5800 F: (212) 916 2940

info@daypitney.com

June 18, 2010

Virtus Investment Partners, Inc.

100 Pearl Street, 9th Floor

Hartford, CT 06103

We refer to the registration statement on Form S-3 (the “Registration Statement”) by Virtus Investment Partners, Inc. (the “Company”) relating to the Company’s (1) common stock, par value $0.01 per share (the “Common Stock”), and associated rights to purchase the Company’s Series C Junior Participating Preferred Stock (the “Rights”), all of which Rights are to be issued pursuant to the Rights Agreement, dated as of December 29, 2008 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent, (2) preferred stock, par value $0.01 per share (the “Preferred Stock”), (3) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (as defined herein) (the “Warrants”), (4) depositary shares (the “Depositary Shares”) representing fractional interests in Preferred Stock and which may be be represented by despositary receipts (the “Depositary Receipts”), (5) stock purchase contracts to purchase Common Stock (the “Stock Purchase Contracts”), (6) stock purchase units each representing ownership of a Stock Purchase Contract and either debt securities or debt obligations of third parties, securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contract (the “Stock Purchase Units”), and (7) debt securities (the “Debt Securities”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”). The Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, and Debt Securities are sometimes referred to herein, individually as a “Security” and collectively as the “Securities.”

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Securities offered thereby;

Virtus Investment Partners, Inc.

June 18, 2010

(f) at the time of execution, authentication, issuance and delivery of the Debt Securities, the indentures will be the valid and legally binding obligations of the Trustee named therein; (g) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of any such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (h) the legal capacity of all natural persons; and (i) the Rights will be issued pursuant to the terms of the Rights Agreement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Common Stock and associated Rights (including any Common Stock and associated Rights issued upon the exchange or conversion of Preferred Stock that are exchangeable or convertible into Common Stock or upon the exercise of Warrants for Common Stock) has been duly authorized and, when the Registration Statement has become effective under the Act, and the Common Stock has been issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, an appropriate certificate of amendment to the Company’s certificate of incorporation relating to the Preferred Stock has been authorized and adopted and filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

Virtus Investment Partners, Inc.

June 18, 2010

3. With respect to the Warrants, when the Warrants have been issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the deposit agreement (the “Deposit Agreement”) between the Company and a depositary named therein (the “Depositary”) and (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

5. With respect to the Stock Purchase Contracts, assuming the taking of all necessary corporate action to approve the execution and delivery of the related Stock Purchase Contract agreement (each, a “Stock Purchase Contract Agreement”), the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Stock Purchase Units, assuming the taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the related Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts that are a component of the Stock Purchase Units and (iii) the issuance and terms of each Security that is a component of the Stock Purchase Units, the terms of the offering thereof and related matters,

Virtus Investment Partners, Inc.

June 18, 2010

such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Debt Securities, at such time as: (a) the applicable indenture (“Indenture”), in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the trustee named therein; (b) such trustee is qualified to act as trustee under such Indenture; (c) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (d) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the prospectus and any prospectus supplement relating thereto and the applicable Indenture or supplemental indenture thereto, the Debt Securities will constitute legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinions are limited to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the effect of the law of any other jurisdiction and no opinion as to:

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences;

(b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law; and

(c) the enforceability of rights to indemnification and contribution provisions to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

Virtus Investment Partners, Inc.

June 18, 2010

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP